EXHIBIT 10.2

OPTION AGREEMENT

This Option Agreement (this “Agreement”) is entered into and made effective as of June 14, 2005, by and between SLS International, Inc., a Delaware corporation (the “Company”), and Mark Burnett (“Consultant”).

WHEREAS, the Company desires to grant to Consultant options to purchase shares of its common stock, $.001 par value per share (“Common Stock”), in consideration for services provided and to be provided by Consultant pursuant to that certain Promotion Agreement by and among the Company, JMBP, Inc., a California corporation, and Consultant dated as of the date hereof (the “Promotion Agreement”); and

WHEREAS, each of the Company and Consultant intends that the options granted herein shall be Non-Qualified Stock Options.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1.      Grant of Options; Exercise Price. On the date hereof (“Grant Date”), the Company hereby grants to Consultant options (“Options”) to purchase one million (1,000,000) shares of Common Stock (“Shares”), at an exercise price per share of Two Dollars and Five Cents ($2.05) (the “Exercise Price”), subject to adjustment as set forth in Section 7 hereof.

2.	Character of Options. The Options shall be considered Non-Qualified Stock Options.

3.      Vesting Schedule. The Options shall become exercisable in accordance with the following vesting schedule:

Vesting Date	Number of Options Vesting
As of the date of this Agreement	400,000
As of the date on which the first Product Placement (as referred to in the Promotion Agreement) is initially aired	100,000
As of the date on which the first Product Integration (as referred to in the Promotion Agreement) is initially aired	400,000
As of the date on which the second Product Placement or Product Integration (as referred to in the Promotion Agreement) is initially aired	100,000
Total:	1,000,000

Notwithstanding the foregoing, vesting of the Options shall accelerate and the Shares shall become issuable upon exercise of the Options therefor in full upon the consummation of any sale of all or substantially all of the Company’s voting stock, assets or business or any merger of the Company with another entity (excluding a merger with a wholly owned subsidiary of the Company or any merger in which the Company is the surviving or continuing entity). The Company shall provide Consultant at least seven (7) days written notice prior to the consummation of any such transaction.

4.	Payment of Exercise Price.

(a)         To the extent vested pursuant to Section 3 hereof, Options represented hereby may be exercised in whole or in part by delivering to the Company a written notice of exercise substantially in the form of the Exercise Notice attached hereto as Exhibit A and payment of the Exercise Price of the Options so exercised (i) in cash, (ii) by check, (iii) by delivering a written direction to the Company that the Option be exercised pursuant to a net/“cashless” exercise procedure, pursuant to which funds to pay for exercise of the Option are delivered to the Company by a surrender of a portion of this Option with a Fair Market Value (as defined below) equal to the aggregate Exercise Price for the shares of Common Stock purchased pursuant to the exercise of the Option, as set forth in more detail below (a “Cashless Exercise”) or (iv) any combination of the foregoing. Exercise of this Option to the extent above stated may be made in whole or in part at any time and from time to time, subject to the limitations stated herein, except that no fractional share will be issued pursuant to this Agreement. An Exercise Notice shall be deemed to have been received by the Company five (5) days after being placed in the mail, if mailed, or one (1) Business Day after being sent via nationally recognized overnight carrier, upon receipt or refusal of receipt, if delivered personally, or upon confirmed facsimile transmission (or, if such transmission does not occur on a Business Day or occurs later than 5:00 p.m. Central Time, then upon the next Business Day following such transmission). The Company shall issue to Consultant stock certificates representing the Shares exercised in accordance with this Section 4 within three (3) Trading Days (as defined in Section 8(b) hereof) of receipt of a completed and duly executed Exercise Notice. “Business Day” means any day, other than a Saturday or Sunday or a day on which banking institutions in the State of Missouri are authorized or obligated by law, regulation or executive order to close.

(b)           In connection with any Cashless Exercise, the Consultant may elect to receive Shares equal to the value (as determined below) of this Option (or the portion thereof being exercised) by surrender of this Option at the principal office of the Company together with the properly endorsed Exercise Notice in which event the Company shall issue to the Holder a number of Shares computed using the following formula:

X=(Y)	x	(A-B)
A

Where X =	the number of Shares to be issued to the Consultant
Y =	the number of Shares purchasable under the Option or, if only a portion of the Option is being exercised, the portion of the Option being exercised (at the date of such calculation)
A =	the Fair Market Value of one Share (at the date of such calculation)
B =	Exercise Price (as adjusted to the date of such calculation)

(c)            For purposes hereof, the "Fair Market Value" of a Share as of a particular date (the “Determination Date”) shall mean the average of the closing bid price for the Common Stock in the over-the-counter market (or the closing price on the Nasdaq Stock Market or any principal exchange for the Common Stock) (the “Closing Price”) reported for the last five (5) Trading Days immediately preceding the Determination Date.

5.              Term of Options. The term of the Options granted herein shall be for five (5) years commencing with the Grant Date (the “Term”). The Options shall expire and no longer be exercisable at the end of such term.

6.              Transfers of Options. Subject to Section 9 hereof, the Shares issuable hereunder shall be freely transferable, in whole or in part, and there are no restrictions upon any transfer, sale, monetization, pledge, alienation or other encumbrance with respect to such Shares, except as provided by law. The Options are not transferable, other than to (a) Consultant's heirs or legatees, (b) Consultant's family members or trusts for his or their benefit, or (c) one or more “affiliates” of Consultant for tax or estate planning purposes. For purposes of this Section 6, “affiliates” shall have the meaning provided to such term in Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

7.	Adjustments.

(a)            If the outstanding shares of the Company’s common stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares, in each case effected without receipt of consideration by the Company, occurring after the date of this Agreement, the number and kind of Shares issuable upon exercise of any outstanding Options granted hereunder shall be adjusted proportionately and accordingly by the Company. Any such adjustment in the number and kind of shares subject to the outstanding Options shall not change the aggregate Exercise Price payable with respect to the Shares subject to the unexercised Options outstanding but shall include a corresponding proportionate adjustment in the Exercise Price per Share.

(b)           The Exercise Price and the number of Shares subject to the Options shall be subject to adjustment from time to time as follows:

(i)             If the Company shall issue, after the date of this Agreement, any Additional Stock (as defined below) without consideration or for a consideration per share less than the Exercise Price in effect immediately prior to the issuance of such Additional Stock, the Exercise Price in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock deemed outstanding immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by the Company for such issuance would purchase at such Exercise Price; and the denominator of which shall be the number of shares of Common Stock deemed outstanding immediately prior to such issuance plus the number of shares of such Additional Stock. Upon each adjustment of the Exercise Price pursuant to this provision, the number of Shares issuable upon the exercise of the Options shall be adjusted to the nearest full number obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Shares issuable upon exercise of the Options immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

(ii)           The number of shares of Common Stock deemed outstanding shall be calculated in each case assuming that all securities (or options or rights to acquire securities) convertible into, exchangeable or exercisable for, or otherwise entitling the holder thereof to subscribe for or receive, directly or indirectly, additional Shares (referred to herein as “Common Stock Equivalents”) have been fully converted into, exercised for, or exchanged into, shares of Common Stock.

(iii)          With respect to the issuance of Common Stock Equivalents, the following provisions shall apply for purposes of this Section 7:

(A)        The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such Common Stock Equivalents or upon the exercise of options to purchase or rights to subscribe for such Common Stock Equivalents and the subsequent conversion or exchange thereof (assuming the satisfaction of any conditions to convertibility, exchangeability or exerciseability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) shall be deemed to have been issued at the time such Common Stock Equivalents were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such Common Stock Equivalents and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company upon the conversion or exchange of such Common Stock Equivalents or the exercise of any related options or rights.

(B)        In the event of any change in the number of shares of Common Stock deliverable by or in the consideration payable to the Company upon exercise of such Common Stock Equivalents or upon conversion of or in exchange for such Common Stock Equivalents, including, but not limited to, a change resulting from the antidilution provisions thereof, the Exercise Price to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such Common Stock Equivalents or the conversion or exchange of such Common Stock Equivalents.

(C)        Upon the expiration of any such Common Stock Equivalents, the termination of any rights to convert or exchange or the expiration of any options or rights related to such Common Stock Equivalents, the Exercise Price to the extent in any way affected by or computed using such Common Stock Equivalents or options or rights related to such Common Stock Equivalents, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable Common Stock Equivalents which remain in effect) actually issued upon the exercise of such Common Stock Equivalents, upon the conversion or exchange of such Common Stock Equivalents or upon the exercise of the options or rights related to such Common Stock Equivalents.

(iv)          “Additional Stock” means any shares of the Company’s common stock or Common Stock Equivalents issued by the Company after the date of this Agreement other than: (A) shares of common stock or Common Stock Equivalents issuable or issued to employees, consultants, directors or vendors (if in transactions with primarily non-financing purposes) of the Company directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of the Company; and (B) shares of the Company’s common stock issued upon the exercise or conversion of options, warrants, rights or convertible or exchangeable securities outstanding on the date of this Agreement.

(c)         Merger or Consolidation. In case of any consolidation of the Company with, or merger of the Company with or into another corporation during the Term (other than a consolidation or merger in which the Company is the surviving or continuing entity or that does not otherwise result in any reclassification or change of the outstanding Common Stock) (a “Corporate Change”), then Consultant shall thereafter have the right to receive upon exercise of the Options, in lieu of the Shares otherwise issuable, such shares of stock, securities and/or other property as would have been issued or payable in such Corporate Change with respect to or in exchange for the number of Shares which would have been issuable upon exercise had such Corporate Change not taken place, and in any such case, appropriate provisions (in form and substance reasonably satisfactory to the holder hereof) shall be made with respect to the rights and interests of the holder to the end that the economic value of the Options and this Agreement is in no way diminished by such Corporate Change and that the provisions hereof shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the exercise thereof. This provision shall similarly apply to successive consolidations or mergers.

8.	Redemption.

(a)          Up to all of the Options (whether or not then vested pursuant to Section 3 above) shall be redeemable by the Company, in its sole discretion, at a price of $.001 per Share at any time during any Redemption Period (as defined below), provided that (i) the Company has given written notice to Consultant of the date of, and number of Options subject to, such redemption (a “Redemption Notice”) no later than 11:59 p.m., Central Time, on the fifth (5th) Trading Day (as defined below) after the Redemption Conditions (as defined below) in respect of such redemption have been met and (ii) the Ability-to-Sell Conditions (as defined below) are satisfied on each Trading Day during the period beginning on the Trading Day on which the Redemption Notice is deemed received and ending on the twentieth (20th) Trading Day after the Redemption Notice is deemed received. Consultant shall be entitled to exercise the Options subject to the Redemption Notice, regardless of whether such Options have otherwise vested pursuant to Section 3 above, following his receipt of the Redemption Notice. “Ability-to-Sell Conditions” means: (i) the Registration Statement shall be effective and the Company shall not have informed Consultant that the prospectus contained therein may not be used; (ii) the Registration Statement shall not be subject to a stop order by the Securities and Exchange Commission (“SEC”); and (iii) the Common Stock shall not be suspended from trading on any of, and shall be listed or quoted for trading (and authorized) on the principal United States securities exchange or trading market where the Common Stock is then listed or traded.

(b)         “Redemption Period” shall mean the period beginning on the twentieth (20th) Trading Day after the Redemption Notice is deemed received pursuant to paragraph (a) above and ending at 11:59 p.m., Central Time, on the thirtieth (30th) Trading Day after the Redemption Notice is deemed received pursuant to paragraph (a) above. “Redemption Conditions” means: (i) the Closing Price shall be equal to or greater than three hundred and fifty percent (350%) of the Exercise Price therefor as then in effect, for a consecutive twenty (20) Trading Day period; and (ii) the average daily trading volume for the Common Stock during such twenty (20) Trading Day period shall be at least Two Hundred Thousand (200,000) shares. “Trading Day” means any day on which the principal United States securities exchange or trading market where the Common Stock is then listed or traded is open for trading.

9.	Registration Rights; Black-Out Periods.

(a)          The Company will file, at its sole cost and expense, within one hundred and twenty (120) days of the Grant Date, a Registration Statement on Form SB-2 (the “Registration Statement”) (or such other registration form then available, as determined by the Company) covering the Shares. The Company will use its commercially reasonable good-faith efforts to have the Registration Statement declared effective as soon as practicable and to maintain its effectiveness, subject to the “black-out” periods below, until the date that all of the Shares may be sold pursuant to Rule 144(k) under the Securities Act. Consultant will at all times comply with applicable securities laws and regulations with respect to the Options and Shares, including, without limitation, Rule 10b-5 under the Securities Act. Consultant agrees to cooperate with the Company and to furnish information reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder.

(b)           Upon (i) the issuance by the SEC of a stop order suspending the effectiveness of the Registration Statement or the initiation of proceedings with respect to the Registration Statement under Section 8(d) or 8(e) of the Securities Act, (ii) the occurrence of any event or the existence of any fact as a result of which any Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any related prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the occurrence or existence of any pending development that, in the reasonable discretion of the Company, makes it appropriate to suspend the availability of the Registration Statement and the related prospectus, the Company shall be entitled to suspend the availability of the Registration Statement and any related prospectus, provided that any such suspension period shall not exceed sixty (60) days in any three (3) month period or ninety (90) days in any twelve-month period. The Company shall give prompt written notice of such suspension to Consultant.

(c)	Indemnification and Contribution.

(i)          The Company agrees to indemnify and hold harmless Consultant against any and all losses, claims, damages or liabilities to which Consultant may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended (“Exchange Act”) or any other federal or state statutory law or regulations, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (“Claims”) arise out of or are based upon (A) any untrue statement or alleged untrue statement of a material fact in the Registration Statement (as originally filed or in any amendment thereto) or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, (B) any untrue statement or alleged untrue statement of a material fact contained in the prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading (any of the matters in the foregoing clauses (A) and (B), a “Violation”), and agrees to reimburse each such indemnified party for any out-of-pocket legal or other expenses reasonably incurred by Consultant in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained in this Agreement, the indemnification covenants contained in this Section 9(e)(i): (x) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by Consultant expressly for use in the Registration Statement or any such amendment thereof or supplement thereto; and (y) with respect to any prospectus, shall not inure to the benefit of Consultant if (I) the untrue statement or omission of material fact contained in the prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, (II) such corrected prospectus was timely made available by the Company, and (III) Consultant was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Consultant, notwithstanding such advice, used it.

(ii)        Consultant agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to Consultant, but only with reference to written information relating to Consultant furnished to the Company by or on behalf of Consultant specifically for inclusion in the documents referred to in the foregoing indemnity.

(iii)       Promptly after receipt by an indemnified party under this Section 9(e) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9(e), notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party will not relieve it from liability under paragraph (i) or (ii) above unless and to the extent that the indemnifying party is actually prejudiced in its ability to defend such action. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ one separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (A) the use of counsel chosen by the indemnifying party to represent the indemnified party would create a conflict of interest, (B) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (C) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (D) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(iv)        In the event that the indemnity provided in paragraph (i) or (ii) of this Section 9(c) is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and Consultant severally agree to contribute to the aggregate Claims to which the Company and Consultant may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by Consultant on the other from the offering of the Shares; provided, however, that in no case (except in the case of any fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) by Consultant) shall Consultant be responsible for any amount in excess of the proceeds received by Consultant upon the sale of the Shares hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and Consultant severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of Consultant on the other in connection with the statements or omissions which resulted in such Claims as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or Consultant on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and Consultant agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (iv), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

10.           Representations and Warranties by Consultant. Consultant represents and warrants to the Company that:

(a)         Consultant is acquiring the Options for his own account for investment purposes only and not with a present view towards the public sale or distribution thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act. Consultant understands that he must bear the economic risk of this investment indefinitely, unless the Options are registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available, and that the Company has no present intention of registering the resale of the Options or the Shares, except as contemplated by Section 9 of this Agreement.

(b)         Consultant is an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(c)         Consultant understands that the Options are being offered and delivered to him, and the underlying shares of Common Stock are being offered to him, in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Consultant’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Consultant set forth herein in order to determine the availability of such exemptions and the eligibility of Consultant to acquire the Options and the Shares.

(d)         Consultant and his counsel have been furnished all materials relating to the business, finances and operations of the Company and materials relating to the Options and the Shares which have been specifically requested by him or his counsel. Consultant understands that his investment in the Options and the Shares involves a high degree of risk.

11.	SEC Documents. The Company represents and warrants to Consultant that:

(a) The Company has made available to Consultant true and complete copies of all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (“SEC Documents”) that such Consultant has requested, and all such documents are otherwise available at www.sec.gov.

(b) As of their respective dates, all SEC Documents filed since June 1, 2003 complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of such SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

12.            Reserved Shares. The Company shall, as of and after the date upon which the Registration Statement shall have been declared effective by the SEC, but in no event later than August 25, 2005, reserve such number of shares of its authorized but unissued shares of Common Stock to provide for the issuance of shares of Common Stock upon full exercise of the Options.

13.            Amendments. This Agreement may not be amended without the written consent of each of the parties hereto.

14.           Withholding Taxes. The Company may withhold from sums due or to become due to Consultant from the Company any amount necessary to satisfy any tax obligation to the extent required to be withheld by law.

15.           Assignment. Subject to the rights of Consultant under Section 6, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party hereto (whether by operation of law or otherwise) without the prior written consent of the other party.

16.           Notice. The initial addresses for any notices or other communications shall be as follows, and each party shall provide notice to the other party of any change in such party’s address:

(a)	If to the Company:

SLS International, Inc.

1650 West Jackson Street

Ozark, MO 65721

Facsimile: (417) 883-2723

Attention: Chief Executive Officer and President

With a copy (which shall not constitute notice) to:

Drinker Biddle & Reath LLP

50 Fremont Street, 20th Floor

San Francisco, CA 94109

Facsimile: (415) 591-7510

Attention: Scott Joachim, Esq.

(b)	If to Consultant:

JMBP, Inc.

640 North Sepulveda Boulevard, 2nd Floor

Los Angeles, CA 90049

Facsimile: (310) 903-5500

Attention: Jordan Yospe, Esq.

With a copy (which shall not constitute notice) to:

Irell & Manella LLP

1800 Avenue of the Stars

Suite 900

Los Angeles, CA 90067

Facsimile: (310) 203-7199

Attention: Rick Wirthlin, Esq.

Any notice hereunder shall be deemed to have been received by the party receiving such notice five (5) days after being placed in the mail, if mailed, or one (1) Business Day after being sent via a nationally recognized overnight carrier, upon receipt or refusal of receipt, if delivered personally, or upon confirmed facsimile transmission (or, if such transmission does not occur on a Business Day or occurs later than 5:00 p.m. Central Time, then upon the next Business Day following such transmission). “Business Day” means any day, other than a Saturday or Sunday or a day on which banking institutions in the State of Missouri are authorized or obligated by law, regulation or executive order to close.

17.           Governing Law. This Agreement shall be construed and enforced in accordance with the law of the State of Delaware, without giving effect to conflict of law principles thereof.

18.           Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

19.           Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision in any other jurisdiction.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

SLS INTERNATIONAL, INC.

__________________________________

By: John Gott, President

MARK BURNETT

__________________________________

Signature Page to Option Agreement

EXHIBIT A

FORM OF EXERCISE NOTICE

The undersigned hereby irrevocably exercises the right to purchase _____________ shares of the Common Stock of SLS International, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), pursuant to the Option Agreement (the “Option”) between the Company and the undersigned, dated June ___, 2005, at the current Exercise Price of $____, and herewith [makes payment of the Exercise Price with respect to such shares in full][elects to effect a Cashless Exercise (as defined in Section 4 of such Option)], all in accordance with the conditions and provisions of said Option.

The undersigned agrees not to offer, sell, transfer or otherwise dispose of any shares of Common Stock purchased hereby, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

Dated:_________________	_____________________________________

Signature of Holder

_____________________________________

Name of Holder (Print)

Address:

_____________________________________

_____________________________________

_____________________________________